Exhibit 99.2

STAR GAS ENTERS INTO CONTINGENT AMENDMENT TO KESTREL UNIT PURCHASE AGREEMENT

- Two Senior Noteholders Decline to Consent—

STAMFORD, CT (March 13, 2006)—Star Gas Partners, L.P. (the “Partnership” or “Star”) (NYSE: SGU, SGH), announced today it had entered into a contingent amendment to the Kestrel Unit Purchase Agreement (the “Contingent Amendment”) with Kestrel Energy Partners, LLC (“Kestrel”) and its affiliates. The Partnership further stated that both Star and Kestrel desire the Contingent Amendment to become fully effective, resulting in an effective amendment to the Kestrel Unit Purchase Agreement. Star is disappointed that two of its senior noteholders are jeopardizing the increased value of Kestrel’s revised proposal to all of the Partnership’s stakeholders by refusing to consent to the amendment.

As previously announced on March 9, 2006, the Partnership entered into a letter agreement with Kestrel which contemplated an amendment to the Kestrel Unit Purchase Agreement. The Contingent Amendment, which reflects the terms of that letter agreement, provides for an increased equity investment by Kestrel of $16.875 million at a price of $2.25 per common unit and an increased rights offering of $39.375 million to Star’s common unitholders at a price of $2.25 per common unit. The Contingent Amendment results in the aggregate issuance of 25 million new common units (exclusive of new common units to be issued to noteholders in the notes for units exchange and new common units issued to existing holders of Star’s senior subordinated and junior subordinated units) and cash to the Partnership of $56.25 million.

The Contingent Amendment will only become effective, and amend the existing Unit Purchase Agreement, upon the satisfaction of certain conditions. The Contingent Amendment will become effective if the Partnership receives the consent to the Contingent Amendment from holders of 2/3 of Star’s outstanding senior notes prior to the close of business on Tuesday, March 28, 2006. The Contingent Amendment will also become effective if Kestrel and the Partnership mutually agree in writing to such effectiveness. In the event that neither of the conditions discussed above are satisfied, the Contingent Amendment will be of no further force and effect and the Partnership will proceed with the existing Unit Purchase Agreement, which will remain in effect without amendment thereto.

The Partnership is disappointed that two of its senior noteholders are withholding their consent to amending the Kestrel agreement, effectively prohibiting the Partnership from obtaining the increased value for all stakeholders provided by the revised Kestrel proposal. The Partnership believes that these noteholders are withholding their consent in order to obtain leverage to renegotiate their existing lockup agreements, so that they may obtain the opportunity to convert a portion of their senior notes to common units. These noteholders were both given the opportunity to convert notes to common units in connection with the negotiation of their existing agreements (at a conversion price of $2.00 per common unit when the Partnership’s common units were trading at $1.39), and specifically rejected such an opportunity.

The board of directors (the “Board”) of Star Gas, LLC, the Partnership’s general partner, believes that the amendments contained in the Contingent Amendment are not material to the agreements entered into by the Partnership’s senior noteholders. The Partnership is engaged in discussions with Kestrel and certain of Star’s noteholders who have indicated a willingness to consent to the Contingent Amendment regarding ways to proceed with the Contingent Amendment regardless of whether the consent of 2/3 of the noteholders is obtained. While there are strong arguments supporting the Board’s view that the terms of the Contingent Amendment are not material to the noteholders, the risk of losing the important protections contained in the current agreements with the Partnership’s noteholders required the Board to conclude that the Partnership could not proceed with an effective amendment to the Unit Purchase Agreement at this time, although, as noted above, the Partnership and Kestrel are pursuing alternatives which would allow the Partnership and Kestrel to declare the Contingent Amendment effective. The Partnership intends to continue discussions with Star’s senior noteholders in an effort to ensure that the additional value contained in the Contingent Amendment can be realized for the Partnership and its stakeholders, and is not further jeopardized by the actions of two noteholders. There can be no assurances that Star will be able to resolve this matter with the noteholders in a sufficiently timely fashion such that the Contingent Amendment becomes effective.

In the event noteholder consent to the Contingent Amendment is not received, the Partnership continues to believe that the existing agreement with Kestrel has a high likelihood of closing, subject to unitholder approval, following the special meeting of Star’s unitholders which, as previously announced, has been postponed to March 24, 2006. The Board continues to recommend that the Partnership’s unitholders vote for approval and adoption of the Kestrel Unit Purchase Agreement.

As previously announced on December 5, 2005, the Partnership has entered into agreements with Kestrel and holders of approximately 94% in principal amount of its senior notes.

The Board is still reviewing the revised Soros Group proposal and has not yet made a determination as to whether such proposal would constitute a “Superior Proposal” under the Kestrel Unit Purchase Agreement and related Contingent Amendment.

The agreements relating to the Kestrel transaction can be found as exhibits to the Partnership’s Form 8-K, filed on December 5, 2005. The Partnership also filed proxy material relating to the Kestrel transaction on January 24, 2006 and a supplement thereto relating to the initial Soros Group proposal on March 1, 2006.

Additional proxy materials relating to, among other things, the foregoing will be mailed to unitholders shortly.

Forward Looking Information

This news release includes “forward-looking statements” which represent the Partnership’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the approval of the recapitalization; the effect of weather conditions on our financial performance; anticipated proceeds from weather insurance; the price and supply of home heating oil; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to effect strategic acquisitions or redeploy underperforming assets; the ultimate disposition of excess proceeds from the sale of the propane segment should the recapitalization not be consummated; the impact of litigation; the ongoing impact of the business process redesign project at the heating oil segment and our ability to address issues related to that project; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future environmental, health and safety regulations; customer creditworthiness; and marketing plans. All statements other than statements of historical facts included in this news release are forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Partnership’s expectations (“Cautionary Statements”) are disclosed in this news release and in the Partnership’s Annual Report on Form 10-K for the year ended September 30, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005, including without limitation and in conjunction with the forward-looking statements included in this news release. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

About Star Gas Partners

Star Gas Partners, L.P. is the nation’s largest retail distributor of home heating oil. Additional information is available by obtaining the Partnership’s SEC filings and by visiting Star’s website at www.star-gas.com.

CONTACT: Star Gas Partners

Investor Relations

203/328-7310

Robert Rinderman, Steven Hecht

Jaffoni & Collins Incorporated

212/835-8500 or SGU@jcir.com